EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 (“Registration Statement”) of our report dated June 29, 2020, relating to the consolidated financial statements of China Liberal Education Holdings Limited included in its annual report (Form 20-F) for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

March 11, 2021